UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2007
GENERAL NUTRITION CENTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-114502	72-1575168
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 5, 2007, General Nutrition Centers, Inc., a Delaware corporation (“Centers”), entered into a Supplemental Indenture (the “Senior Notes Supplemental Indenture”) to the Indenture, dated as of January 18, 2005, by and between Centers, as issuer, each of the guarantors party thereto, and U.S. Bank National Association (“U.S. Bank”), as trustee, relating to Centers’ 8 5/8% Senior Notes due 2011 (CUSIP No. 37047R-AE-7) (the “Senior Notes”). On March 5, 2007, Centers also entered into a Second Supplemental Indenture (together with the Senior Notes Supplemental Indenture, the “Centers Supplemental Indentures”) to the Indenture, dated as of December 5, 2003, by and between Centers, as issuer, each of the guarantors party thereto, and U.S. Bank, as trustee, in relation to Centers’ 8 1/2% Senior Subordinated Notes due 2010 (CUSIP No. 37047R-AC-1) (the “Senior Sub Notes,” and, together with the Senior Notes, the “Centers Notes”). The Centers Supplemental Indentures became effective upon execution but will not become operative in each case until after acceptance of, and final payment for, the respective Centers Notes pursuant to the previously announced tender offers to purchase the Centers Notes.
In addition, on March 5, 2007, GNC Parent Corporation, a Delaware corporation and the indirect parent company of Centers (“Parent”), entered into a Supplemental Indenture (the “Parent Supplemental Indenture, and, together with the Centers Supplemental Indentures, the “Supplemental Indentures”) to the Indenture, dated as of November 21, 2006, by and between Parent, as issuer, and LaSalle Bank National Association, as trustee, relating to Parent’s Floating Rate Senior PIK Notes due 2011 (CUSIP Nos. 38012V-AA-5 and 38012V-AB-3) (the “Parent Notes,” and, together with the Centers Notes, the “Notes”). The Parent Supplemental Indenture became effective upon execution but will not become operative until after acceptance of, and final payment for, the Parent Notes pursuant to the previously announced tender offer to purchase the Parent Notes.
On March 5, 2007, Centers and Parent announced that with respect to their previously announced tender offers to purchase any and all of each of the respective Notes, Centers and Parent have received valid tenders and consents representing a majority of the aggregate principal amount of each of the Notes outstanding as of the consent payment deadline at 5:00 p.m., New York City time, on March 1, 2007. The Supplemental Indentures were entered into based on such consents. Centers and Parent also announced (1) the expiration of the consent payment deadline with respect to each of the Notes, (2) the execution of the Supplemental Indentures, and (3) the determination of the total consideration payable in accordance with the offers to purchase and consent solicitation statements for each of the respective Notes.
Upon becoming operative, the Supplemental Indentures will eliminate substantially all of the restrictive covenants as well as certain events of default under the Indentures governing the respective Notes. The description of the Supplemental Indentures contained herein does not purport to be complete.
A copy of the press release in connection with the above announcements is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the press release contained herein does not purport to be complete and is qualified in its entirety by reference to the press release.

Item 3.03	Material Modification of Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information contained and incorporated in Item 1.01 of this report is incorporated by reference in this Item 3.03.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release of GNC Parent Corporation and General Nutrition Centers, Inc., dated March 5, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 5, 2007

GENERAL NUTRITION CENTERS, INC. (Registrant)
By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of GNC Parent Corporation and General Nutrition Centers, Inc., dated March 5, 2007.